Form 8-K
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Date of Report
May 28, 2010

BAB, Inc.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-31555 Commission file number	36-4389547 (I.R.S. Employer Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015
(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Thursday May 27, 2010.  The shareholders voted, either in person or by proxy on the following proposals, with the final result of the share holder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2011.

	Votes For	Votes Withheld	Abstain	Broker Non-Votes

01 Michael Evans	3,613,127	0	283,292	400,576
02 Steven Feldman	3,645,827	0	250,592	400,576
03 James Lentz	3,644,713	0	251,706	400,576
04 Michael Murtaugh	3,605,859	0	290,560	400,576

2.	To act upon a proposal to ratify the appointment of Frank L. Sassetti & Co. as independent auditors of the Company for the fiscal year ending November 30, 2010.

Votes For	Against	Abstain	Broker Non-Votes

6,265,533	455,340	752	400,576

3.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes

6,024,840	483,869	212,913	400,576

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc. (Registrant)

By:	/s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: May 28, 2010